EXHIBIT 5.1

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ORRICK, HERRINGTON & SUTCLIFFE LLP

THE ORRICK BUILDING

405 HOWARD STREET

SAN FRANCISCO, CALIFORNIA 94105-2669

tel 415-773-5700

fax 415-773-5759

WWW.ORRICK.COM

Brett Cooper

(415) 773-5918

bcooper@orrick.com

January 31, 2005

Central Garden & Pet Company

1340 Treat Boulevard, Suite 600

Walnut Creek, Ca 94597

Re:	Central Garden & Pet Company

Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3, File No. 333-122031 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by Central Garden & Pet Company, a Delaware corporation (the “Company”), of the following securities with an aggregate offering price of up to $300,000,000 or the equivalent thereof in one or more foreign currencies: (i) senior, senior subordinated and subordinated debt securities of the Company (collectively, the “Debt Securities”), including the Company’s 9 1/8% Senior Subordinated Notes due 2013 (the “9 1/8% Notes”); (ii) guarantees of the Debt Securities (the “Guarantees”) by various Company subsidiaries (the “Subsidiary Guarantors”); (iii) common stock of the Company, par value $0.01 per share (the “Common Stock”), including common stock that may be issued upon conversion of the Debt Securities or the Warrants (as defined below); (iv) preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), including preferred stock that may be issued upon conversion of the Debt Securities or the Warrants; and (v) warrants to purchase Debt Securities, Common Stock and Preferred Stock (collectively, the “Warrants”).

The offering of the Debt Securities and related Guarantees, the Common Stock, the Preferred Stock and the Warrants (collectively, the “Securities”) will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus. The Debt Securities (other than the 9 1/8% Notes) may be issued pursuant to an indenture between the Company and a financial institution to be identified therein as trustee in the forms included as Exhibits 4.5 and 4.6 to the Registration Statement, as such indentures may be supplemented from time to time (each, an “Indenture”). The 9 1/8% Notes will be issued pursuant to that certain indenture, dated as of January 30, 2003 (the “9 1/8% Indenture”), between the Company, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee, included as Exhibit 4.7 to the Registration Statement.

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Central Garden & Pet Company

January 31, 2005

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as to the enforceability of the Debt Securities, the Guarantees and the Warrants, and the validity of the Common Stock and Preferred Stock.

We have examined the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company, the Subsidiary Guarantors, and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based on and subject to the foregoing, and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a Prospectus Supplement or term sheet will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (v) a definitive purchase, underwriting, or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, we are of opinion that:

1. The Debt Securities (including any Debt Securities duly issued upon the exchange or conversion of any Debt Securities that are exchangeable or convertible into another series of Debt Securities) and the Guarantees will constitute legally valid and binding obligations of the Company and the Subsidiary Guarantors, as applicable, at such time as: (a) the applicable Indenture, in substantially the form filed as an exhibit to the Registration Statement, has been duly authorized, executed, and delivered by the Company and the trustee named therein; (b) such trustee is qualified to act as trustee under such Indenture (or under the 9 1/8% Indenture in case of the 9 1/8% Notes), (c) the forms and the terms of the Debt Securities and the Guarantees and their issuance and sale have been approved by appropriate action of the Company and the Subsidiary

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Central Garden & Pet Company

January 31, 2005

Guarantors, as applicable, and the Debt Securities and the Guarantees have been duly executed, authenticated and delivered by the Company and the Subsidiary Guarantors, as applicable, in accordance with the applicable Indenture (or the 9 1/8% Indenture in case of the 9 1/8% Notes) or a supplemental indenture thereto; (d) the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; and (e) the Debt Securities and the Guarantees have been issued and sold as contemplated by the Registration Statement, the Prospectus and any prospectus supplement relating thereto and the applicable Indenture (or the 9 1/8% Indenture in case of the 9 1/8% Notes) or supplemental indenture thereto.

2. The Common Stock will be validly issued, fully paid, and nonassessable at such time as: (a) the terms of the issuance and sale of the Common Stock have been duly authorized by appropriate action of the Company and (b) the Common Stock has been duly issued and sold as contemplated by the Registration Statement, the Prospectus and any prospectus supplement relating thereto.

3. The Preferred Stock will be validly issued, fully paid, and nonassessable at such time as: (a) the terms of the issuance and sale of the Preferred Stock have been duly authorized by appropriate action of the Company and (b) the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Prospectus and any prospectus supplement relating thereto.

4. The Warrants will be valid and legally binding obligations of the Company at such time as: (a) the terms of the Warrants and of their issuance and sale have been approved by appropriate action of the Company and the applicable warrant agent; and (b) the Warrants have been duly executed, authenticated and delivered in accordance with the applicable warrant agreement.

The opinions set forth in paragraphs (1) and (4) above are subject, as to enforcement, to (a) the effect of bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally; (b) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the rules governing the availability of specific performance or injunctive relief, whether enforcement is sought in a proceeding in equity or at law; and (c) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

We express no opinion as to laws other than the laws of the State of New York with respect to the opinions set forth in paragraphs (1) and (4) above and the General Corporation Law of the State of Delaware with respect to the opinions set forth in paragraphs (2) and (3) above, and we express no opinion with respect to the applicability thereto, or the effect thereon,

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Central Garden & Pet Company

January 31, 2005

of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

We hereby consent to the reference to us under the heading “Validity of the Securities” in the Prospectus and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP